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FRONTIER FINANCIAL CORPORATION AND SUBSIDIARIES                EXHIBIT 11
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COMPUTATION OF EARNINGS PER SHARE
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

(In thousands)                                             For Nine Months Ended September 30

                                                           2004                          2003
                                                    -------------------           --------------------
Net Income                                                     $31,586                        $30,286
                                                    ===================           ====================
Computation of average
  shares outstanding

              Shares outstanding at
              beginning of year                                 18,550                         18,818

              Shares issued or repurchased
              during the year times average
              time outstanding during the year                      68                           (256)
                                                    -------------------           --------------------

Average basic shares outstanding                                18,618                         18,562
                                                    -------------------           --------------------

Dilutive shares                                                    113                             87

                                                    -------------------           --------------------
Average diluted shares outstanding                              18,731                         18,649
                                                    ===================           ====================

Basic earnings per share                                         $1.70                          $1.63
                                                    ===================           ====================

Diluted earnings per share                                       $1.69                          $1.62
                                                    ===================           ====================


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